UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2020, Integra LifeSciences Holdings Corporation (the “Company”) and certain of its subsidiaries (the “Sellers” or “Integra”) entered into a Put Option Agreement (the “Put Option Agreement”) with Smith & Nephew USD Limited, a subsidiary of Smith+Nephew (LSE:SN, NYSE:SNN) (“Buyer”) whereby, upon the Sellers’ completion of an employee consultation process in France, the Sellers will be entitled to cause Buyer to enter into a purchase and sale agreement (the “Purchase Agreement”, and together with the Put Option Agreement, the “Definitive Agreements”) pursuant to which the Sellers will sell their Extremity Orthopedics business to Buyer for $240 million in cash (the “Transaction”). The Transaction is expected to close at or around the end of 2020, subject to the satisfaction of customary conditions, including regulatory approvals and consultation with employee representative bodies. The Transaction includes the sale of the Company’s upper and lower extremity orthopedics product portfolio, including ankle and shoulder arthroplasty and hand and wrist product lines.

Under the terms of the Definitive Agreements, the Company will receive $240 million in cash, subject to certain customary adjustments. In connection with the Transaction, Integra will pay $41.5 million to the Consortium of Focused Orthopedists, LLC (“CFO”) pursuant to the terms of certain agreements between Integra and CFO relating to the development of shoulder arthroplasty products. The Company intends to use the net proceeds of the Transaction in a manner consistent with its current capital allocation strategy, which may include debt reduction and/or reinvestment in both organic and inorganic opportunities.

The Purchase Agreement contains customary representations and warranties of each of the parties, as well as customary covenants and agreements, including with respect to the operation of the Extremity Orthopedics business between signing and closing.

The foregoing description of the Definitive Agreements contained in Item 1.01 of this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Definitive Agreements, which will be exhibits to Integra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. All summaries and descriptions of the Definitive Agreements set forth above are qualified in their entirety by the actual documents.

ITEM 7.01 REGULATION FD DISCLOSURE

On September 29, 2020, the Company issued a press release announcing the Transaction and its entry into the Put Option Agreement, which press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements about the pending divestiture of the Company’s Extremity Orthopedics business, and our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast”. Forward-looking statements also include, but are not limited to, statements concerning the Company’s planned divestiture of its Extremity Orthopedics business, future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated September 29, 2020, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 29, 2020	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Executive Vice President and Chief Financial Officer